SANVILLE & COMPANY
                            CERTIFIED PUBLIC ACCOUNTANTS
                                 1514 OLD YORK ROAD
                                 ABINGTON, PA 19001

                                   (215) 884-8460


To the Shareholders and Board of
Directors of Declaration Money Market

     In planning and performing our audit of the financial statements of Declaration Money Market (the "Fund"), a series of the Declaration Fund for the period August 3, 1999 (commencement of operations) to December 31, 1999, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

     The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgements by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

     Because of inherent limitations in internal control, error or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

     Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 1999.

     This report is intended solely for the information and use of management, the Board of Directors of Declaration Money Market, and the Securities and Exchange Commission.

Abington, Pennsylvania                                   Sanville & Company
February 7, 2000                                  Certified Public Accountants

                              SANVILLE & COMPANY
                         CERTIFIED PUBLIC ACCOUNTANTS
                              1514 OLD YORK ROAD
                              ABINGTON, PA 19001

                                (215) 884-8460


To the Shareholders and Board of
Directors of The Water Fund

     In planning and performing our audit of the financial statements of The Water Fund (the "Fund"), a series of the Declaration Fund for the period October 26, 1999 (commencement of operations) through December 31, 1999, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

     The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgements by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

     Because of inherent limitations in internal control, error or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

     Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 1999.

     This report is intended solely for the information and use of management, the Board of Directors of The Water Fund, and the Securities and Exchange Commission.

Abington, Pennsylvania                                   Sanville & Company
February 2, 2000                                  Certified Public Accountants